Exhibit 99.1

Robert Buckley Assumes Duties as Chief Financial Officer of GSI Group Inc.

BEDFORD, Mass., April 4, 2011 – GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”) today announced that effective March 31, 2011 Robert Buckley has assumed his duties as the Company’s new Chief Financial Officer.

Mr. Buckley comes to GSI after a successful 10-year career with PerkinElmer, Inc., where he served in several financial positions of increasing responsibility. In 2005, he was named chief financial officer and controller of PerkinElmer’s operations in Asia; and most recently served as vice president and chief financial officer of PerkinElmer’s $1 billion Environmental Health business. Prior to joining PerkinElmer, Mr. Buckley held several management positions with Honeywell International, Inc. and was an advisor at Georgeson & Company, Inc. Mr. Buckley succeeds Glenn Davis, who has served as the Company’s principal financial officer since April 2010.

About GSI

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are listed on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

For more information contact:

GSI Group Investor Relations

Telephone: (781) 266-5137

Email: InvestorRelations@gsig.com